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                  DEAN WITTER GLOBAL DIVIDEND GROWTH SECURITIES
                             Two World Trade Center
                            New York, New York 10048


                                                                 April 30, 1993


Dean Witter Global Dividend
Growth Securities
Two World Trade Center
New York, New York 10048


Dear Sirs:

       With respect to the Registration Statement on Form N-1A (File No. 33-59004) (the "Registration Statement") filed by Dean Witter Global Dividend Growth Securities, a Massachusetts business trust (the "Fund"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an indefinite number of shares of Beneficial Interest of $0.01 par value of the Fund (the "Shares"), I, as your counsel, have examined such Fund records, certificates and other documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and on the basis of such examination and review, I advise you that, in my opinion, proper trust proceedings have been taken by the Fund so that the Shares have been validly authorized; and when the Shares have been issued and sold in accordance with the terms of the Underwriting Agreement referred to in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

       As to matters of Massachusetts law contained in the foregoing opinion, I have relied upon the opinion of Lane & Altman, dated April 30, 1993.

       I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Counsel" in the Statement of Additional Information forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,


                                           /s/ Sheldon Curtis
                                           Sheldon Curtis
                                           Vice President
                                           and General Counsel